Exhibit 10.01

Execution Copy

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of January 5, 2007, is made by and among ENER1GROUP, INC., a Florida corporation (the “Seller”), ENER1, INC., a Florida corporation (the “Company”), and CREDIT SUISSE SECURITIES (USA), LLC (the “Purchaser”).

A. The Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, (A) twenty million (20,000,000) shares (the “Purchased Shares”) of the Company’s Common Stock, par value $0.01 (the “Common Stock”), currently owned beneficially and of record by the Seller, and (B) a five-year warrant in the form attached hereto as Exhibit A that will be exercisable for up to five million (5,000,000) newly-issued shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.30 per Warrant Share (subject to adjustment as provided therein) (the “Warrant” and, collectively with the Purchased Shares and the Warrant Shares, the “Securities”).

B. As an inducement for the Purchaser to enter into this Agreement, the Company has agreed to effect the registration of the Purchased Shares and the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

C. The sale of the Purchased Shares and the Warrant by the Seller to the Purchaser will be effected pursuant to a private transaction exemption from the registration requirements of Section 5 under the Securities Act.

In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Company and the Purchaser hereby agree as follows:

1. PURCHASE AND SALE OF SHARES AND WARRANT.

1.1 Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Seller agrees to sell and the Purchaser agrees to purchase the Purchased Shares and the Warrant. The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Seller, the Company and the Purchaser, (B) each of the conditions to the Closing described in Section 5.1 and Section 5.2 hereof has been satisfied or waived as specified therein and (C) the Purchaser has deposited the Purchase Price (as defined below) into an escrow account established pursuant to an escrow agreement in the form attached hereto as Exhibit C (the “Escrow Agreement”) by wire transfer of immediately available funds against physical delivery to the Purchaser of duly executed certificates representing the Purchased Shares and the Warrant, respectively, registered in the name of the Purchaser or its designee.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means, as to any Person (the “subject Person”), any other Person (a) that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting equity of the subject Person, or (c) ten percent (10%) or more of the voting equity of which is directly or indirectly beneficially owned or held by the subject Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person’s board of directors or other management committee or group, by contract or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings specified in Section 1.1 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Disclosure Documents” means all SEC Documents filed by the Seller with the Commission at least five (5) Business Days prior to the Execution Date.

“Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Escrow Agent” means the Escrow Agent named in the Escrow Agreement.

“Escrow Agreement” has the meaning specified in Section 1.1 hereof.

“Execution Date” means the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“GAAP” means generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission. Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing information, research information, clinical trial information and results, medical and biochemical information, pharmacology and drug information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Lien” means, with respect to any Property, any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Seller or the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

“NASD” means the National Association of Securities Dealers, Inc.

“Pension Plan” means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Principal Market” means the principal exchange or market on which the Common Stock is listed or traded.

“Property” means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).

“Purchase Price” means five million dollars ($5,000,000).

“SEC Documents” has the meaning specified in Section 3.4 hereof.

“Securities” has the meaning specified in the preamble to this Agreement.

“Subsidiary” means, with respect to an entity, any corporation or other business organization of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or organization (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such entity or one or more of its Subsidiaries.

“Trading Day” means any day on which the Common Stock is purchased and sold on the Principal Market.

“Transaction Documents” means (i) this Agreement, (ii) the Warrant, (iii) the Registration Rights Agreement, (iv) the Escrow Agreement and (v) all other related agreements, documents and other instruments executed and delivered by or on behalf of the Seller or the Company.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Seller and the Company that, as of the Execution Date:

2.1 Authorization; Enforceability. The Purchaser is duly and validly organized, validly existing and in good standing under the laws of the state of its organization with the requisite power and authority to purchase the Purchased Shares and the Warrant to be purchased by it hereunder and to execute and deliver this Agreement and the other Transaction Documents to which it is a party. This Agreement constitutes, and upon execution and delivery thereof, each other Transaction Document to which the Purchaser is a party will constitute, the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

2.2 Accredited Investor. The Purchaser (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (ii) is acquiring the Purchased Shares and the Warrant solely for its own account and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are registered under, or exempt from the registration requirements of, the Securities Act.

2.3 Information. The Seller has provided the Purchaser with information regarding the business, operations and financial condition of the Company and has granted to the Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Purchased Shares and the Warrant hereunder, in order for the Purchaser to make an informed decision with respect to its investment in the Purchased Shares and the Warrant. Neither such information nor any other investigation conducted by the Purchaser or any of its representatives shall modify, amend or otherwise affect the Purchaser’s right to rely on the Seller’s or the Company’s representations and warranties contained in this Agreement.

2.4 Limitations on Disposition. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom. The Purchaser agrees that neither it nor any Person acting on its behalf or at its direction, other than other areas of the Purchaser that are on the other side of information barriers which are applicable to the Purchaser’s Distressed Equities Group, will engage in any transactions in securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.5 Legend. The Purchaser understands that the certificates representing the Securities may bear a restrictive legend in substantially the following form:

“The securities represented by this certificate or issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale and the holder delivers an opinion of counsel in a form reasonably satisfactory to the issuer that registration is not required under the Securities Act, or unless sold pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, the securities represented by this certificate or issuable upon the exercise hereof may be pledged in connection with a bona fide margin financing or extension of credit.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144, subject to receipt by the Company of customary documentation reasonably acceptable to the Company in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.6 Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller and the Company are relying upon the accuracy and completeness of the representations and warranties of the Purchaser set forth in this Section 2 in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

2.7 Non-Affiliate Status; Common Stock Ownership. The Purchaser is not an Affiliate of the Company. The Purchaser’s investment in the Purchased Shares and the Warrant is not for the purpose of acquiring, directly or indirectly, control of, and it has no intent to acquire or exercise control of, the Company.

2.8 Fees. The Purchaser is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY. The Seller and the Company each hereby represents and warrants to the Purchaser, and agrees with the Purchaser that, as of the Execution Date:

3.1 Organization, Good Standing and Qualification. Each of the Seller, the Company and their respective Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Seller, the Company and their respective Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Consents. Each of the Seller, the Company and their respective Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party. All corporate action on the part of the Seller and the Company by their respective officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Seller or the Company, as the case may be, of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Seller, the Company, their respective Boards of Directors or shareholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other Person is required. The Boards of Directors of the Seller and the Company, respectively, have unanimously approved the sale and delivery of the Securities and the consummation of the transactions contemplated hereby and by the other Transaction Documents.

3.3 Execution and Delivery; Enforceability. Each of the Seller and the Company has duly executed and delivered this Agreement and, at or prior to the Closing, will duly execute and deliver each other Transaction Document to which it is a party. Each Transaction Document to which the Seller is a party constitutes the valid and legally binding obligation of the Seller enforceable against it in accordance with its terms, and each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms, subject in either such case to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission on or after December 31, 2005 (collectively, the “SEC Documents”). The Company is not aware of any event occurring or expected to occur on or prior to the Closing Date (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each SEC Document, as of the date of the filing thereof with the Commission (or if amended or superseded by a filing prior to the Execution Date, then on the date of such amending or superseding filing), complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the Execution Date, then on the date of such filing), such SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the SEC Documents have been filed as required. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole.

3.5 Due Authorization; Valid Issuance. The Purchased Shares are duly authorized, validly issued, fully paid and nonassessable and, when sold and delivered in accordance with the terms hereof, (i) the Purchaser will acquire good and marketable title to the Purchased Shares, free and clear of any Liens and (ii) assuming the accuracy of the Purchaser’s representations in this Agreement, the Purchased Shares will be sold and delivered in compliance with all applicable Federal and state securities laws. The Warrant is duly authorized and validly issued and, when sold and delivered in accordance with the terms hereof, (i) the Purchaser will acquire good and marketable title to the Warrant, free and clear of any Liens and (ii) assuming the accuracy of the Purchaser’s representations in this Agreement, the Warrant will be sold and delivered in compliance with all applicable Federal and state securities laws. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens.

3.6 No Conflict. Neither the Seller, the Company nor any of their respective Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it or any of its Property is bound, or in violation of any provision of any Governmental Requirement applicable to it, except for any default under any such instrument or contract or any violation of any provision of a Governmental Requirement that, in either such case, has not had or would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby (including without limitation, the sale and delivery of the Purchased Shares and the Warrant and the reservation for issuance and issuance of the Warrant Shares) will not result in (i) any violation of any provisions of the Certificate of Incorporation, Bylaws or any other governing document of the Seller, the Company or any of their respective Subsidiaries, (ii) a default under any provision of any instrument or contract to which any such entity is a party or by which it or any of its Property is bound, or (iii) a violation of any Governmental Requirement other than, in the case of (i), (ii) or (iii), a violation or default that has not had or would not reasonably be expected to have a Material Adverse Effect.

3.7 Financial Condition; Taxes; Litigation.

3.7.1 As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The Company will prepare the financial statements to be included in any reports, schedules, registration statements and definitive proxy statements that the Company is required to file or files with the Commission after the Execution Date in accordance with GAAP (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements).

3.7.2 Each of the Company and its Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects and the Company and each of its Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company included in the Disclosure Documents in excess of the amounts accrued with respect thereto that are reflected on such balance sheet.

3.7.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company’s knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission, the NASD, any state securities commission or other Governmental Authority.

3.7.4 There is no material claim, litigation or administrative proceeding pending, or, to the Company’s knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person’s employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or Government Authority which has had or would reasonably be expected to have a Material Adverse Effect.

3.8 Solicitation; Other Issuances of Securities. Neither the Seller, the Company nor any of their respective Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, or (ii) has, directly or indirectly, made any offers or sales of any security or the right to purchase any security, or solicited any offers to buy any security or any such right, under circumstances that would require registration of the Securities under the Securities Act.

3.9 Form SB-2. The Company is eligible to register the Purchased Shares and Warrant Shares for resale in a secondary offering by the Purchaser on a registration statement on Form SB-2 under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that could reasonably be expected to prohibit or delay the preparation, filing or effectiveness of such registration statement.

3.10 Intellectual Property. The Company and its Subsidiaries own, free and clear of claims or rights or any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or, to the knowledge of the Company, has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its respective business as presently conducted. Neither the Company nor any of its Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such Subsidiary and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company’s or its Subsidiaries’ present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any of its Subsidiaries with respect to any Intellectual Property of the Company or any of its Subsidiaries.

3.11 Fees. Except as disclosed to the Purchaser in writing at or prior to the Closing, the Seller is not obligated to pay any brokers, finders or financial advisory fees or commissions to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Seller will indemnify and hold harmless the Purchaser from and against any claim by any Person alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.12 Foreign Corrupt Practices. Neither the Seller, the Company or any of their respective Subsidiaries nor, to the knowledge of the Seller or the Company, any director, officer, agent, employee or other person acting on behalf of the Seller, the Company or any of their respective Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.13 Employee Matters. There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees. No employees of the Company belong to any union or collective bargaining unit. The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment.

3.14 Environment. Except as disclosed in the Disclosure Documents, the Company and its Subsidiaries have no liabilities under any Environmental Law, nor, to the Company’s knowledge, do any factors exist that are reasonably likely to give rise to any such liability, affecting any of the properties owned or leased by the Company or any of the Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.15 ERISA. The Company does not maintain or contribute to, or have any obligation under, any Pension Plan.

3.16 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably sufficient and customary in the businesses in which the Company and its Subsidiaries are engaged. As of the Execution Date hereof and as of the Closing Date, no notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof.

3.17 Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have any such authorization or permit would have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.18 Exchange Act Reporting. The Company files supplementary and periodic information, documents, and reports pursuant to Section 13(a) of the Exchange Act.

3.19 Investment Company Status. The Company is not, and immediately after receipt of payment for the Purchased Shares and the Warrant issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.20 Embargoed Person. None of the funds or other assets of the Seller, the Company or their respective Subsidiaries shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Securities are or would be in violation of law. No Embargoed Person has or shall have any interest of any nature whatsoever in the Seller, the Company or any Subsidiary with the result that the investments evidenced by the Securities are or would be in violation of law. None of the funds or other assets of the Seller, the Company or their respective Subsidiaries shall be derived from any unlawful activity with the result that the investments evidenced by the Securities are or would be in violation of law.

4. COVENANTS OF THE PARTIES.

4.1 Press Release; Form 8-K. The Company shall (i) on or prior to 8:30 a.m. (New York time) on the Business Day immediately following the Execution Date, issue a press release disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (New York time) on such Business Day, file with the Commission a Current Report on Form 8-K disclosing the material terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including as exhibits this Agreement and the other Transaction Documents; provided, however, that the Purchaser shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof.

4.2 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance to the Purchaser upon exercise of the Warrant, free from any preemptive rights, and shall keep available at all times during which the Warrant is outstanding, five million (5,000,000) shares of Common Stock (the “Reserved Amount”). In the event that the Purchaser or a subsequent transferee shall sell or otherwise transfer all or any portion of the Warrant, each transferee shall be allocated a pro rata portion of such transferor’s Reserved Amount.

4.3 Seller Warrant Exercise; Escrow Account; Use of Proceeds. At or prior to the Closing, (i) the Seller shall exercise in full currently outstanding warrants to purchase from the Company sixteen million (16,000,000) shares of Common Stock at an exercise price of $0.25 (the “Seller Warrants”) and (ii) the Seller and the Purchaser shall issue joint instructions to the Escrow Agent to deliver four million dollars ($4,000,000) of the Purchase Price to the Company in satisfaction of the aggregate exercise price due upon the exercise of the Seller Warrants. The Seller shall use the balance of the Purchase Price to pay the fees and expenses incurred by it in connection with the transactions contemplated by this Agreement and for general corporate purposes.

4.4 Use of Purchaser Name. Except as may be required by applicable law and/or this Agreement, neither the Seller, the Company nor any of their respective Subsidiaries or Affiliates shall use, directly or indirectly, the Purchaser’s name or the name of any of its Affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

4.5 Limitations on Disposition. The Purchaser shall not sell, transfer, assign or dispose of any Securities, unless:

(a) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) the Purchaser has notified the Company in writing of any such disposition, has received the Company’s written consent (which consent will not be unreasonably withheld) to such disposition and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that no such consent or opinion of counsel will be required (A) if the sale, transfer or assignment is made to an Affiliate of the Purchaser, (B) if the sale, transfer or assignment is made pursuant to Rule 144 and the Purchaser provides the Company with evidence reasonably satisfactory to the Company that the proposed transaction satisfies the requirements of Rule 144 or (C) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution or the sale of any such Securities by such broker-dealer or other financial institution following the Purchaser’s default under such margin arrangement.

4.6 Disclosure of Information. Neither the Seller nor the Company will at any time following the Execution Date disclose material non-public information to the Purchaser without first obtaining the Purchaser’s written consent to such disclosure.

4.7 Indemnification of Purchaser. The Seller and the Company, jointly and severally, will indemnify and hold the Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, as incurred, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Seller or the Company in this Agreement or in the other Transaction Documents. If any action shall be brought against a Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Seller and the Company in writing, and the Seller or the Company, or both, shall have the right to assume the defense thereof with counsel of its or their choosing. The Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Seller or the Company in writing, (ii) the Seller or the Company has failed after a reasonable period of time following the Purchaser Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Seller or the Company and the position of the Purchaser Party. Neither the Seller nor the Company will be liable to the Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the prior written consent of the Seller or the Company, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Purchaser Party’s wrongful actions or omissions, or gross negligence or to the Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents.

4.8 Repurchase Right.

4.8.1 The Seller hereby grants to the Purchaser the right (the “Repurchase Right”) to require the Seller to repurchase up to fifty percent (50%) of the number of Purchased Shares originally purchased and sold pursuant to this Agreement (the “Repurchase Shares”) at a price per share equal to $0.25 (the “Repurchase Price”). The Repurchase Price and the number of Repurchase Shares are both subject to adjustment for stock splits, stock dividends and similar events pursuant to Section 4.8.5 below.

4.8.2 The Purchaser may exercise the Repurchase Right, in whole or in part, at any time or from time to time during eighteen-month period following the Closing Date (the “Repurchase Period”), by delivering to the Seller written notice of exercise (a “Repurchase Notice”), which notice shall specify the number of Repurchase Shares to be purchased by the Seller. The Repurchase Right will expire at 5:00 p.m. (New York time) on the last day of the Repurchase Period and may not be exercised at any time thereafter.

4.8.3 The closing of the purchase and sale of the Repurchase Shares pursuant to an exercise of the Repurchase Right (the “Repurchase Closing”) will occur within sixty (60) days following the delivery of a Repurchase Notice as required by the terms of this Section 4. At the Repurchase Closing (i) the Purchaser will deliver to the Seller the certificate or certificates representing the Repurchase Shares to be acquired by Seller, accompanied by stock powers executed in blank, and otherwise will take such action as may be reasonably necessary in order to transfer to the Seller good and marketable title to such Repurchase Shares, free and clear of all Liens, and (ii) the Seller will pay the Repurchase Price by wire transfer of immediately available funds to a bank account designated by the Purchaser.

4.8.4 In the event that, during the Repurchase Period, the Purchaser (i) receives net cash proceeds of at least $2,500,000 from the sale of any Securities or (ii) exercises the Warrant in whole or in part; then in either such case, the Repurchase Right shall expire on the date of such receipt or exercise and be of no further force or effect.

4.8.5 If the Company, at any time after the Effective Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Repurchase Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Effective Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Repurchase Price in effect immediately prior to such combination will be proportionally increased. Any adjustment made pursuant to this Section 4.8.5 that results in a decrease or increase in the Repurchase Price shall also effect a proportional increase or decrease, as the case may be, in the number of Repurchase Shares that the Purchaser may require the Seller to repurchase pursuant to the Repurchase Right.

5. CONDITIONS TO CLOSING.

5.1 Conditions to Purchaser’s Obligations at the Closing. The Purchaser’s obligations to effect the Closing, including without limitation its obligation to purchase the Purchased Shares and the Warrant at the Closing, are conditioned upon the fulfillment (or waiver by the Purchaser in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Seller shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

5.1.1	the respective representations and warranties of the Seller and the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.1.2	the Seller and the Company each shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by it on or before the Closing;

5.1.3	the Seller shall have delivered to the Purchaser duly executed certificates representing the Purchased Shares and the Warrant;

5.1.4	the Company shall have executed and delivered to the Purchaser the Registration Rights Agreement;

5.1.5	there shall have occurred no material adverse change in the Company’s consolidated business, financial condition or prospects since the date of the Company’s most recent financial statements contained in the Disclosure Documents; and

5.1.6	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents.

5.2 Conditions to Seller’s Obligations at the Closing. The Seller’s obligations to effect the Closing with the Purchaser, including without limitation its obligation to sell the Purchased Shares and the Warrant at the Closing, are conditioned upon the fulfillment (or waiver by the Seller in its sole and absolute discretion) of each of the following events as of the Closing Date:

5.2.1	the representations and warranties of the Purchaser set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

5.2.2	the Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before the Closing;

5.2.3	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

5.2.4	the Purchaser shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Seller or the Company, as the case may be; and

5.2.5	the Purchaser shall have tendered to the Seller the Purchase Price for the Purchased Shares and the Warrant by wire transfer of immediately available funds.

6.	MISCELLANEOUS.

6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Documents shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Purchased Shares or the Warrant in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Purchaser” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. Neither the Seller nor the Company may assign its rights or obligations under this Agreement.

6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, including with respect to filing obligations and potential liability under Section 13 and Section 16 of the Exchange Act, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by any other party.

6.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

6.6 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Any notice, demand or request required or permitted to be given by the Seller, the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Seller or the Company:

Ener1 Group, Inc. 712 Fifth Avenue, Suite 9A New York, New York 10019 Attention: Charles Gassenheimer Tel: (212) 920-3500 Fax:(212) 920-3510

If to the Purchaser:

Credit Suisse

11 Madison Avenue, 3rd Floor

New York, NY 10010 Attention: Matthew Miller Tel: Fax:	(212) 325-3399 (212) 322-1176

6.8 Expenses. The Seller, the Company and the Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

6.9 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Seller and the Purchaser, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

ENER1 GROUP, INC.

By:

Charles Gassenheimer

Chief Executive Officer

ENER1, INC.

By:

Peter Novak

Chief Executive Officer

CREDIT SUISSE SECURITIES (USA), LLC

By:	—
Name:
Title: